UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 15, 2007 (August 14, 2007)
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.02. Results of Operations and Financial Condition.
     On August 14, 2007, Targa Resources Partners LP (the “Partnership”) issued a press release regarding its financial results for the three and six months ended June 30, 2007 and held a webcast conference call discussing those results. A copy of the earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02. A replay of the webcast will be available through the Investors section of the Partnership’s web site (http://www.targaresources.com) until August 21.
     The press release and accompanying schedules and/or the conference call discussions include the non-generally accepted accounting principles, or non-GAAP, financial measures of distributable cash flow and EBITDA. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

Exhibit 99.1	Targa Resources Partners LP Press Release dated August 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC
its general partner

Dated: August 15, 2007	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Targa Resources Partners LP Press Release dated August 14, 2007.